UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2014

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, G/F., Koon Wah Building

No. 2 Yuen Shun Circuit

Yeun Chau Kok, Shatin

New Territories, Hong Kong

(Address of principal executive offices)

+ 852-3147 6600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On June 20, 2014, Elixir Gaming Technologies (Cambodia) Limited (“EGT”), a wholly-owned subsidiary of Entertainment Gaming Asia Inc. (the “Company”), entered into a share purchase agreement to sell 100% of the issued capital shares of Dreamworld Leisure (Pailin) Limited (“DWP”), a wholly-owned Cambodian subsidiary of EGT established for purposes of owning and operating Dreamworld Casino (Pailin) (“Dreamworld Pailin”), to a local Cambodian individual (the “Purchaser”). The Purchaser is a relative of the Company’s partner in the operations (the “Partner”). The sale of the shares pursuant to the agreement is expected to be completed subject to, amongst others, the Purchaser’s receipt of certain government approvals, which is expected within the next few months.

Total consideration to be paid to EGT by the Purchaser will be $500,000, of which $100,000 was paid at the time of signing the agreement and the balance is to be paid in sixteen $25,000 monthly installments commencing within one month of the signed agreement. The sale includes all assets of DWP with the exception of all electronic gaming machines, certain surveillance equipment and other assets as excluded in the agreement and prohibits any use of the Dreamworld brand name by the Purchaser.

In connection with the sale of the issued capital shares of DWP, EGT and the Partner entered into a termination agreement dated June 20, 2014 pursuant to which the parties agreed to terminate, effective as of June 20, 2014, a lease agreement and an undertaking agreement previously entered into between the parties, both dated July 13, 2011, with respect to Dreamworld Pailin. Pursuant to the termination agreement, the parties agreed to terminate all future obligations, claims and liabilities of the parties under the lease agreement and undertaking agreement, including DWP’s obligation to pay to the Partner lease payments of $5,000 per month over the next 17 years.

On June 26, 2014, the Company issued a press release disclosing the sale of DWP. The press release is filed as Exhibit 99.1 to this report.

Item 1.02	Termination of a Material Definitive Agreement

As mentioned above, in connection with the sale of the issued capital shares of DWP, EGT and the Partner also entered into a termination agreement dated June 20, 2014 pursuant to which the parties agreed to terminate, effective as of June 20, 2014, a lease agreement and an undertaking agreement previously entered into between the parties, both dated July 13, 2011, with respect to Dreamworld Pailin. The terms of the termination agreement are described in Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d)	The following are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
10.1	Share Purchase Agreement dated June 20, 2014 amongst EGT, Mr. Ban Kea and DWP	Filed electronically herewith
10.2	Termination Agreement dated June 20, 2014 amongst EGT, Ms. Ban Sreymom and DWP	Filed electronically herewith
99.1	Company press release June 26, 2014	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: June 26, 2014	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer